EXHIBIT 10.7B

AMENDMENT TWO TO SOFTWARE

LICENSING AGREEMENT

This Amendment Two to the Software Licensing Agreement (the “Amendment”) dated February 28, 2004 (the “Effective Date”) shall serve to amend the Software Licensing Agreement dated April 26, 2002, including any and all previous amendments thereto (the “Agreement”) by and between Altiris, Inc., a Delaware corporation (“Licensor”) and Dell Products L.P (“Dell”).

Dell and Altiris seek to amend the Agreement as further set forth herein to adjust revenues paid and to include a new version of the Licensed Product.

Notwithstanding any provision to the contrary, the Agreement will be amended as of the Effective Date hereof to affect the following:

1.	All capitalized terms which are not defined in this Amendment shall have the meaning as set forth in the Agreement.

2.	Section 3.2 (c) is deleted in its entirety and shall be replaced with the following [*]

3.	Section 3.2 (f) shall be deleted in its entirety and replaced with the following [*]

4.	The language in Section 6.3 shall be deleted in its entirety and replaced with the following [*]

[*]	This provision is the subject of a Confidential Treatment Request.

5.	The Supplement to Software Licensing Agreement shall be deleted in its entirety and replaced with the language in Exhibit A attached hereto.

6.	All other terms and conditions not expressly amended herein shall remain in full force and effect as set forth in the Agreement. Should a conflict arise between this Amendment and the Agreement, the provisions of this Amendment shall control.

DELL PRODUCTS L.P. (“Dell”)		ALTIRIS, INC. (“Licensor”)

By:	/s/ David F. Brown	By:	/s/ Rob Wellman

Printed Name:	David F. Brown	Printed Name:	Rob Wellman

Title:	V.P.	Title:	VP Strategic Alliances

Date:	3-22-04	Date:	3-24-04

Reviewed by Altiris Legal

		By:	/s/ EKG

		Date:	3/24/04

EXHIBIT A

SUPPLEMENT TO

SOFTWARE LICENSING AGREEMENT (AMENDED)

This Supplement provides additional terms and conditions to the Agreement. All terms and conditions of the Agreement apply to this Supplement and the terms and conditions of this Supplement are hereby incorporated by reference into the Agreement.

1.0	DESCRIPTION OF LICENSED PRODUCT(S)

(A	) CODE	Dell OpenManage Client Administrator 2.0 consisting of Altiris Client Management Suite version 6.0.

(B	) DOCUMENTATION

Documentation:
Product Requirements Document - Feature and Function Definitions
Description of each feature/function
What part of the product was changed to incorporate this feature/function
Release requirements/features
Functional Specs
Description for requirement implementation
Definition of how each feature/function is implemented
Interaction between this feature/function and the other features/functions
Test Plan
Test results for each requirement
Version descriptions of each test tool
Test tools (tools, cases and environment vendor uses to test the product)
Degree of automation defined
How each feature/function was tested
Technical Support Statistics (when available)
Call volume
Types of problems reported
Supporting statistical data
Resolution for high call drivers for this product
Portal into Customer Services Help Desk
Portal into Developer Help Desk
User Documentation
Installation Guide
User’s Guide
On-Line Help
Release Notes (the following may be consolidated within 1 document)
Change Notification Process
Known limitations for this release
What was fixed in this release
Any installation changes
List of new features added in this release
Technical Training Materials for Technical Support and Sales (in collaboration with Dell)
Resource Tool Kit
Portal to Licensor Demo Web Site

Dell and Altiris Integration:
Any debugging utilities in the Resource Tool Kit
Developer’s documentation and Usage Models in the Resource Tool Kit
Engineering Troubleshooting Guide in the Resource Tool Kit, when available or provided in Engineering Training
Other docs/specs/API/utilities that will facilitate the integration, as available in the Resource Tool Kit

3.0	DELIVERY SCHEDULE / TECHNICAL CONTACTS FOR LICENSED PRODUCTS

Technical contacts will be identified in Exhibit C. The delivery schedule for the Licensed Product(s) shall be as follows:

[*]

4.0	DESCRIPTION OF LICENSOR APPLICATION(S)

(A	) CODE	Licensor Applications are as listed in the Dell Price List attached hereto as Exhibit F.

(B	) DOCUMENTATION	User documentation varies by product offering.

5.0	COMPENSATION FOR LICENSED PRODUCT(S) AND LICENSOR APPLICATION(S)

The Dell Price List is attached hereto as Exhibit F.

6.0	DELIVERY SCHEDULE FOR LICENSOR APPLICATIONS / TECHNICAL CONTACTS

Technical contacts will be identified in Exhibit C. Licensor Application(s) shall be made available to Dell upon execution of this Agreement.

7.0	ACCEPTANCE CRITERIA

Dell shall accept the Licensed Product(s) and Limited Product(s) when the following terms and conditions are fully satisfied and documented:

7.1	[*]

7.2	[*]

7.3	[*]

[*]	This provision is the subject of a Confidential Treatment Request.

7.4	[*]

7.5	[*]

8.0	NEW PRODUCTS

During the term of the Agreement, the Parties agree to exercise reasonable efforts to meet no less than once per quarter to discuss their mutual business objectives, which include, but are not limited to, product roadmaps and the possible evaluation of new Licensor products. Licensor shall make commercially reasonable efforts to provide Dell an evaluation copy of new Licensor products (subject to a written evaluation agreement). If Dell wants to license such new product from Licensor, the new product will be added to this Agreement as mutually agreed upon in a written

[*]	This provision is the subject of a Confidential Treatment Request amendment, subject to negotiated pricing and delivery terms and conditions for the specific new product. The parties will agree on a schedule for Dell’s introduction of the new product to Dell’s customers that will include at a minimum the appointment of business and technical contacts for each party to monitor compatibility issues and other product release issues.